Exhibit T3A31

COMPANIES ORDINANCE

(CHAPTER 32)

香港法例第32章

公司條例

CERTIFICATE OF INCORPORATION

公司註冊證書

                               ***

I hereby certify that

本人謹此證明

KAISA HOLDINGS LIMITED

佳兆業集團有限公司

is this day incorporated in Hong Kong under the Companies Ordinance,

於本日在香港依據公司條例註冊成為

and that this company is limited.

有限公司。

Issued by the undersigned on     16 July 1999.

本證書於一九九九年七月十六日簽發。

/s/ R. Cheung for Registrar of Companies Hong Kong 香港公司註冊處處長 （公司註冊主任 張潔心 代行）

MEMORANDUM

AND

ARTICLES OF ASSOCIATION

OF

KAISA HOLDINGS LIMITED

佳兆業集團有限公司

Incorporated the 16th day of July, 1999.

***********

HONG KONG

***********

No. 682197

(COPY)

COMPANIES ORDINANCE

(CHAPTER 32)

CERTIFICATE OF INCORPORATION

                      * * *

I hereby certify that

KAISA HOLDINGS LIMITED

佳兆業集團有限公司

is this day incorporated in Hong Kong under the Companies Ordinance, and that this company is limited.

Issued by the undersigned on 16 July 1999.

(Sd.) MISS R. CHEUNG
for Registrar of Companies Hong Kong

Company No.: 682197

COMPANIES ORDINANCE

(CHAPTER 32)

ORDINARY RESOLUTION

OF

KAISA HOLDINGS LIMITED

佳兆業集團有限公司

Passed on 23 JUN 2003

By Members’ Resolution in Writing signed by all the members dated 23 JUN 2003 the following resolution was duly passed as an Ordinary Resolution:-

INCREASE OF AUTHORISED SHARE CAPITAL

THAT with immediate effect, the authorized share capital of the Company be increased from HK$100,000.00 to HK$50,000,000.00 by the creation of 49,900,000 ordinary shares of HK$1.00 each and that such new shares shall rank pari passu in all respects with the existing shares of the Company.

(Sd.) KWOK Ying Shing	(Sd.) KWOK Chun Wai	(Sd.) KWOK Ying Chi
KWOK Ying Shing Member	KWOK Chun Wai Member	KWOK Ying Chi Member

THE COMPANIES ORDINANCE (CHAPTER 32)

Private Company Limited by Shares

MEMORANDUM OF ASSOCIATION

OF

KAISA HOLDINGS LIMITED

佳兆業集團有限公司

First:- The name of the Company is “KAISA HOLDINGS LIMITED 佳兆業集團有限公司”.

Second:- The Registered Office of the Company will be situated in Hong Kong.

Third:- The objects for which the Company is established are:-

1.	To establish and carry on all or any of the business of importers, exporters, agents, distributors, manufacturers, warehousemen, merchants, commission agents, contractors, store-keepers, carriers, manufacturers, representatives, commercial, industrial, financial and general agents, brokers, advisers and representatives, forwarding agents and traders both wholesale and retail or otherwise deal in goods, produce, raw materials, articles and merchandise in all its branches, and to create, manufacture, produce, import, export, buy, sell, barter, exchange, make advances upon or otherwise deal in goods, produce, commodities and merchandise of all kinds.

2.	To invest in, hold, sell and deal with the stock, shares, bonds, debentures, debenture stock, obligations, notes and securities of any government, state, company, corporation or other body or authority; and to raise and borrow money by the issue of shares, stock, debentures, debenture stock, howsoever created and to underwrite any such issue.

3.	To invest and deal with the moneys of the Company not immediately required in such manner as from time to time be determined and to hold, sell or otherwise deal with any investments made.

4.	To draw, make, accept, endorse, discount, negotiate, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

5.	To receive valuables or money on deposit with or without allowance or interest thereon.

6.	To undertake and execute any trusts the undertaking whereof may seem desirable and also to undertake the office of executor, administrator, treasurer or registrar and to keep for any company, government, authority, or body any register relating to any stocks, funds, shares or securities or to undertake any duties in relation to the registration of transfers, the issue of certificates or otherwise.

7.	To improve, manage, construct, repair, develop, exchange, let on lease or otherwise, mortgage, charge, sell, dispose of, turn to account, use in connection with the Company’s business or any part thereof, grant licences, options, rights and privileges in respect of, or otherwise deal with all or any part of the property and rights of the Company, both real and personal.

8.	To purchase or by any other means acquire and take options over any freehold, leasehold of other real or personal property for any estate or interest whatever, and any rights or privileges of any kind over or in respect of any real or personal property, and to carry on all or any of the business usually carried on by land companies, land investment companies, land and building mortgage companies and building and estate companies in their several branches.

9.	To establish, construct, demolish, resite, rebuild, alter, furnish, improve, maintain, develop, manage, work, control, carry out, and superintend bonded warehouses, warehouses, godowns, stores, shops, dairies, offices, block of flats or offices, flats, houses, roads, hotels, clubs, restaurants, factories, works, places of amusement, buildings, and other works and conveniences of all kinds which may seem calculated directly or indirectly to advance the Company’s interests or conducive to the objects of the Company, and to contribute or otherwise assist or take part in the construction, maintenance, development, management, carrying out, working, control and superintendence thereof.

10.	To carry on all or any of the businesses of general contractors, engineering contractors, civil engineers, site formation and plant layout advisers and consultants (whether civil, mechanical, electrical, structural, chemical, aeronautical, marine or otherwise).

11.	To carry on the business of suppliers of all types of building and construction equipment and materials.

12.	To erect and construct houses, buildings or works of every description on any land or property of the Company or upon any other lands or property and to pull down, rebuild, alter and improve existing houses, buildings or works thereon, to convert and appropriate such land or property into and for roads, street, squares, gardens and pleasure grounds and other conveniences, and generally to deal with and improve the property of the Company.

13.	To carry on all or any of the business of consultants, engineers, manufacturers, installers, maintainers, designers, suppliers, repairers of and dealers in air-conditioning, engineered systems, equipment, components, ventilating, mechanical, fire precaution, plumbing, commercial and industrial applications, electrical and electronic appliances and apparatus of every description, and of and in air-conditioner, ventilator, radio, television and telecommunication requisites and supplies, and fire precaution, plumbing, electrical and electronic apparatus, appliances, equipment, components parts, material and stores of all kinds.

14.	To act as trustees or nominees of individuals or clubs or associations or companies whether incorporated or not.

15.	To act as accountants, directors, secretaries and registrars of companies incorporated by law or societies or organisations whether incorporated or not.

16.	To manage, supervise, control or take part in the management, supervision or control of the business or operations of any company or undertaking and for that purpose to appoint and remunerate any directors, accountants, solicitors or other experts or agents.

17.	To act as financial advisers and to facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stock, bonds, obligations, shares, stocks and securities and to act as trustees in connection with any such securities and to establish or to promote or to concur in establishing or promoting any company, association, undertaking or public or private body.

18.	To provide or undertake any other service or facility whether of the kind mentioned above or otherwise which, in the opinion of the Directors, the Company can provide or undertake in the furtherance of its business.

19.	To act as agents or managers for any insurance companies, clubs or associations or for any individual underwriters in connection with its or his or their insurance or underwriting business (wherever the same may be carried on) or any branch of the same.

20.	To insure with any company or person against losses, damages, risks and liabilities of all kinds which may affect this Company and to act as agents and brokers for placing insurance risks of all kinds in all its branches.

21.	To subscribe for, register, take, purchase, or otherwise acquire and hold and to sell, exchange, deal in and otherwise dispose of shares or other interests in or securities of any other company whether having objects similar to or different from those of the Company or carrying on any business capable of being carried on so as directly or indirectly to benefit the Company or enhance the value of any of its property and to co-ordinate, finance and manage the business and operations of any company in which the Company holds any such interest.

22.	To amalgamate with any other company, whose business can conveniently be carried on in association with the business of the Company, whether by sale or purchase (for fully or partly-paid shares or otherwise) of the undertaking, subject to the liabilities of the Company or any such other company as aforesaid with or without winding up or by purchase (for fully or partly-paid shares or otherwise) of all or a controlling interest in the share or stock of any such other company, in any other manner.

23.	To enter into partnership or any arrangement for sharing profits, union of interests or co-operation with any company, firm or person carrying on or proposing to carry on any business within the objects of the Company, or calculated to advance its interests, and to acquire and hold shares, stock or securities of any such company.

24.	To advertise, market and sell the products of the Company and of any other person and to carry on the business of advertisers or advertising agents or of a marketing and selling organisation or of a supplier, wholesaler, retailer, merchant or dealer of any kind.

25.	To carry on the business of garage, service-station or filling-station proprietors, licensees or operators; or as vehicle manufacturers, assemblers, finishers or repairers; as dealers in oil, petroleum products or motor accessories of all kinds; or as motor, mechanical or electrical engineers.

26.	To carry on all or any of the businesses of travel agents, ticket and booking agents, charter-flight travel contractors, and to facilitate tours and travel and to arrange hotel and accommodation booking and travellers-cheque and credit-card facilities and other facilities for tourists and travellers and to engage in all aspects of the travel and tourist industry.

27.	To purchase or otherwise acquire and to carry on the business or businesses of ship owners, stevedores, wharfingers, carriers, forwarding agents, storage keepers, warehousemen, ship builders, dry-dock keepers, marine engineers, engineers, ship keepers, boat builders, ship and boat repairers, outfitters, brokers and agents, salvors, wreck raisers, divers, auctioneers, valuers and assessors.

28.	To carry on all or any of the businesses of proprietors or licensees of restaurants, refreshment and tea rooms, hotels, bars for the sale of liquor, clubs, dance halls, cafes and milk and snack bars, and as caterers and contractors, in all their respective branches.

29.	To carry on all or any of the businesses of knitters, weavers, spinners and manufacturers of and dealers in yarns, fabrics, make-ups or other types of textile products made from cotton, wool, silk, rayon, synthetic fibres, artificial silk, flax, hemp, linen, jute or other fibrous substances, bleachers, dyers, printers and finishers of the said products and substances, and makers of vitriol, bleaching and dyeing materials.

30.	To carry on all or any of the business of costumiers and tailors, makers of underwear, shirt, singlet, nightwear, sportswear, or other kind of garments, makers of mantle, coat, jacket, doublet, waist-coat, robes or other sort of dress, corset, lingerie and brassiere makers, trimmings and lace makers, embroiderers, haberdashers and milliners, glovers, hosiers, makers of towels and napkins, makers of table-cover and table-cloth, furriers, and manufacturers of and dealers in any kind of textile make-up products.

31.	To carry on all or any of the business of manufacturers, exporters, importers, repairers, designers, wholesalers, retailers, suppliers and agents of, and dealers in mechanical, electronic and electrical watches, clocks, timepieces and chronological instruments of all kinds and descriptions and all components parts and accessories thereof.

32.	To carry on the business of manufacturers of, suppliers, repairers, programmers, advisers and dealers in electricals, electronics, computers, microcomputers, hardwares, softwares, accessories, motors, office and industrial appliances and equipments, and toys of all descriptions.

33.	To manufacture plastic goods, articles and any other products in which some plastic parts are incorporated, and to make moulds, dies, tools and machinery for the production of plastic goods.

34.	To build, establish, maintain, operate and own factories of all kinds.

35.	To apply for, promote, and obtain Licence of any Government department or other authority for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company’s constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the Company’s interests.

36.	To apply for, register, purchase, or by other means acquire and protect, prolong and renew, whether in Hong Kong or elsewhere, any patents, patent rights, brevets d’inventions, licences, secret processes, trade marks, designs, protections and concessions and to disclaim, alter, modify, use and turn to account and to manufacture under or grant licences or privileges in respect of the same, and to expend money in experimenting upon, testing and improving any patents, inventions or rights which the Company may acquire or propose to acquire.

37.	To enter into any arrangements with any Governments or authorities (supreme, municipal, local or otherwise) that may seem conducive to the attainment of the Company’s objects or any of them, and to obtain from any such Government or authority any charters, decrees, rights, privileges or concessions which the Company may think desirable and to carry out, exercise, and comply with any such charters, decrees, rights, privileges, and concessions.

38.	To acquire mines, mining rights, quarries and mineral lands, timber and forestry estates and property and land of every description developed or intended to be developed for the production of raw materials, crops, animal products or agricultural products anywhere throughout the whole world and any interest or concession therein and to explore, work, exercise, develop and turn the same to account.

39.	To carry on business as dealers in, and producers, whether as farmers, market gardeners or processors, of fish, dairy farm, and garden produce of all kinds, including milk, cream, butter, cheese, poultry, eggs, fruit and vegetables.

40.	To carry on all or any of the businesses of packing, general warehousemen, godown and ice cold storage operators.

41.	To carry on the business of a transportation company by means of vehicles of whatever kind and howsoever propelled for the carriage of passengers, animals, fish, food-stuffs and goods of whatsoever kind and description.

42.	To carry on business as jewellers, gold and silver smiths, gem merchants, watch and clock makers, electro-platers, dressing-bag makers, importers and exporters of bullion, and to buy, sell and deal in (wholesale and retail) diamonds, precious stones, jewellery, watches, clocks, gold and silver plates, electro-plates, cutlery, bronzes, articles of virtue, objects of art, and such other articles and goods as the Company may consider capable of being conveniently dealt in relation to its business and to manufacture and to establish factories for manufacturing goods for the above businesses.

43.	To carry on all or any of the businesses of publishers, stationers, type-founders, book-binders, printers, photographers, film-processors, cine-film producers, and cartographers and to do all things necessary or convenient for carrying out such businesses or businesses of a character similar or analogous to the foregoing or any of them or connected herewith.

44.	To establish, found, operate, own, support, or aid in the establishment, founding, operating, owning and supporting of schools, colleges, institutions or other educational establishments of whatsoever kind connected with or incidental to the promotion of any form of education, learning, cultural activity, sport or past-time amongst members of the public.

45.	To borrow and raise money in such manner as the Company shall think fit and to secure the repayment of any money borrowed, raised, or owing, by mortgage, charge, lien or other security upon the whole or any part of the Company’s property or assets (whether present or future), including its uncalled capital, and also by a similar mortgage, charge, lien or security to secure and guarantee the performance by the Company of any obligation or liability it may undertake or which may become binding on it.

46.	To lend and advance money or give credit on such terms as may seem expedient and with or without security to customers and others, to enter into guarantees, contracts of indemnity and suretyships of all kinds other than those in the nature of insurance business, to become security for any persons, firms or companies and to receive money, stocks, bonds, certificates, securities, deeds and property on deposit or for safe custody or management.

47.	To stand surety for or to guarantee or give indemnity support or secure the performance of all or any of the contracts or obligations of any person, firm or company whether by personal covenant or by mortgage, charge or lien upon the whole or any part of the undertaking, property and assets of the Company, both present and future including its uncalled capital or by all or any such methods whether or not the Company shall receive any consideration therefor or the giving of such security, guarantee or surety obligation is in furtherance of the commercial purposes or any other of the objects of the Company and so that this clause shall for the avoidance of doubt be construed as an independent object of the Company; and in particular but without limiting the generality of the foregoing, to guarantee, support or secure whether by personal covenant or by any such mortgage, charge or lien or by all or any such methods the performance of all or any of the obligations (including the repayment or payment of capital or principal and premium of and dividends or interest on any securities) of any company which is for the time being the Company’s holding company or another subsidiary of any such holding company or any company, firm or person which is otherwise allied to or associated with the Company or any such subsidiary or holding company in business or otherwise.

48.	To carry on any other business which may seem to the Company capable of being conveniently carried on in connection with the above objects, or calculated directly or indirectly to enhance the value of or render more profitable any of the Company’s property.

49.	To do all such other things as may be deemed incidental or conducive to the attainment of the above objects or any of them.

50.	To procure the Company to be registered or recognized in any part of the world and to do all or any of the things or matters aforesaid in any part of the world and either as principals, agents, contractors or otherwise and by or through agents or otherwise and either alone or in conjunction with others.

51.	To enter into any arrangements for profit-sharing with any of the directors or employees of the Company or of any company in which the Company may for the time being hold a share or shares (subject to the consent and approval of such company) and to grant sums by way of bonus or allowance to any such directors or employees or their dependants or connections, and to establish or support, or aid in the establishment and support of, provident and gratuity funds, associations, institutions, schools or conveniences calculated to benefit directors or employees of the Company or its predecessors in business or any companies in which the Company owns a share or shares or the dependants or connections of such persons, and to grant pensions and make payments towards insurance.

52.	To support and subscribe to any charitable or public object, and to support and subscribe to any institution, society, or club which may be for the benefit of the Company or its employees, or may be connected with any town or place where the Company carries on business; to give or award pensions, annuities, gratuities, and superannuation or other allowances or benefits or charitable aid to any persons who are or have been Directors of, or who are or have been employed by, or who are serving or have served the Company, or of any company which is a subsidiary or associated company of the Company or holding company of the Company or of the predecessors in business of the Company or of any such subsidiary associated or holding company and to the wives, widows, children and other relatives and dependants of such persons; to make payments towards insurance; and to set up, establish, support and maintain superannuation and other funds or schemes (whether contributory or non-contributory) for the benefit of any of such persons and of their wives, widows, children and other relatives and dependants; and to set up, establish, support and maintain profit sharing or share purchase schemes for the benefit of any of the employees of the Company or of any such subsidiary or holding company and to lend money to any such employees or to trustees on their behalf to enable any such share purchase schemes to be established or maintained.

53.	To sell or otherwise dispose of the whole or any part of the business or property of the Company, either together or in portions, for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any company purchasing the same.

54.	To distribute among the Members of the Company in kind any property of the Company of any kind.

55.	To remunerate any person, firm or company rendering services to this Company either by cash payment or by the allotment to him or them of shares or other securities of the Company credited as paid up in full or in part or otherwise as may be thought expedient.

56.	To pay all or any expenses incurred in connection with the promotion, formation and incorporation of the Company, or to contract with any person, firm or company to pay the same, and to pay commissions to brokers and others for underwriting, placing, selling, or guaranteeing the subscription of any shares or other securities of the Company and to accept stock or shares in, or the debentures, mortgage debentures, or other securities of any other company in payment or part payment for any services rendered, or for any sale made to, or debt owing from, any such company.

The objects set forth in each sub-clause of this clause shall not be restrictively construed but the widest interpretation shall be given thereto, and they shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from any other object or objects set forth in such sub-clause or from the terms of any other sub-clause or by the name of the Company. None of such sub-clauses or the object or objects therein specified or the powers thereby conferred shall be deemed subsidiary or ancillary to the objects or powers mentioned in any other sub-clause, but the Company shall have as full a power to exercise all or any of the objects conferred by and provided in each of the said sub-clauses as if each sub-clause contained the objects of a separate company.

Fourth:-	The liability of the Members is limited.

*Fifth:-	The Share Capital of the Company is HK$50,000,000.00 divided into 50,000,000 shares of HK$1.00 each with the power for the Company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without preference, priority or special privileges, or subject to any postponement of rights or to any conditions or restrictions and so that, unless the conditions of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

*	As amended by Ordinary Resolution on 23 June 2003.

We, the several persons, whose names, addresses and descriptions are hereto subscribed, are desirous of being formed into a Company in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite to our respective names:-

Names, Addresses and Descriptions of Subscribers	Number of Shares taken by each Subscriber
For and on behalf of SECTAX ACCOUNTING SERVICES LIMITED 丞畧會計服務有限公司	ONE

(Sd.) GLORIA YAU 游敏愉
Authorized Signature(s) SECTAX ACCOUNTING SERVICES LIMITED 丞畧會計服務有限公司
Room 2201, Tung Wai Commercial Building, 109-111 Gloucester Road, Wanchai, Hong Kong. Corporation

For and on behalf of COUNTRY OF ORIGIN CO., LIMITED 源地顧問有限公司	ONE

(Sd.) GLORIA YAU 游敏愉
Authorized Signature(s) COUNTRY OF ORIGIN CO., LIMITED 源地顧問有限公司
Room 2201, Tung Wai Commercial Building, 109-111 Gloucester Road, Wanchai, Hong Kong. Corporation

Total Number of Shares Taken	TWO

Dated the 9th day of July, 1999.

WITNESS to the above signatures :

(Sd.) LEUNG SHI HO 梁士豪 LEUNG SHI HO 梁士豪 Accountant Room 2201, Tung Wai Commercial Building, 109-111 Gloucester Road, Wanchai, Hong Kong.